UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ROFIN-SINAR TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

SilverArrow Capital Advisors LLP

SilverArrow Capital Holding Ltd.

SAC Jupiter Holding Ltd.

Pluto Fund Limited

Thomas Limberger

Robert Schimanko

Jordan Kovler

Gebhard Rainer

Abdullah Saleh A. Kamel

Osama H. Al Sayed

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 7, 2016, SilverArrow Capital Advisors LLP (“SilverArrow”) for and on its own behalf and on behalf of the other Participants (as defined below) issued a press release to announce that Institutional Shareholder Services Inc., a leading independent proxy advisory firm, has recommended that stockholders of Rofin-Sinar Technologies Inc. (“Rofin” or the “Company”) vote on the GREEN proxy at the Company’s 2016 Annual Meeting of Stockholders.

The Press Release dated March 7, 2016, reads as follows:

ISS RECOMMENDS STOCKHOLDERS VOTE ON SILVERARROW CAPITAL ADVISORS LLP GREEN PROXY CARD FOR UPCOMING ROFIN SINAR TECHNOLOGIES INC. STOCKHOLDERS MEETING

London, March 7, 2016 - SilverArrow Capital Advisors LLP today announced that a leading independent proxy advisory firm, Institutional Shareholder Services Inc. (“ISS”), has recommended that Rofin-Sinar Technologies Inc. (NASDAQ: RSTI) stockholders vote on the GREEN proxy card at the Company’s 2016 Annual Meeting of Stockholders, to be held on March 17, 2016. In particular, ISS recommends voting FOR all SilverArrow governance proposals, which we believe is a clear signal for change. ISS’ recommendation follows Glass Lewis’ report: stockholders should vote for change on the GREEN proxy card. We believe only a vote for all three of the SilverArrow nominees on the GREEN proxy card will provide stockholders the necessary strength to move Rofin’s long-tenured board towards long overdue change.

In reaching its recommendation, ISS concluded (emphasis added):

•	“Rofin has materially underperformed the median of [its] peer group over the three- and five- year periods through October 7, 2015, the last trading day before SilverArrow publicly announced its intention to nominate three directors. . . The company’s underperformance is substantially more pronounced over the longer term.”

•	“Rofin’s revenue growth over the past five years has been anemic, as reflected in a 4.2 percent compound annual growth rate since 2010. Moreover, the company’s revenue has posted only one annual increase since its high water mark in 2011 – and 2015 revenue remains the lowest number of the past five years.”

•	“. . . performance in fiscal 2015 may be less impressive in the broader context: both EBITDA and Operating Margins had been declining every year through fiscal 2014, so that the apparently strong one-year performance in fiscal 2015 just barely achieves the performance the company posted six years ago, in fiscal 2010 – and remains significantly below its high-water-mark performance in 2011.”

•	“. . . the fact that the company has continued to experience declining revenues, despite the board’s claim that it is well-positioned to take advantage of a high-growth product line, gives added weight to the dissident’s larger question of whether the company took too long to enter the fiber laser market – and by implication, may need a stronger sense of urgency about positioning and growing the business.”

•	“The long tenure of the board, which encompasses a long period of underperformance and a steady deterioration of the company’s market share that appears to have begun more than seven years ago, underscores the question of whether the current board will be able to drive improvements at an appropriate pace. So too does its sluggishness in improving the company’s governance provisions to increase accountability to shareholders.”

SilverArrow strongly agrees with the ISS recommendation to vote on the GREEN proxy card. By recommending a vote on the GREEN proxy card, ISS has agreed with our conclusion that imminent change is needed on the Rofin Board. In addition, only a vote on the GREEN proxy card will enable all stockholders to vote for all governance matters at the annual meeting.

We believe that all of our nominees have the appropriate corporate track record and skills to initiate change within the board of the Company. For example, Mr. Limberger has led multinational corporations for years (General Electric CE, Oerlikon, Von Roll), Mr. Jordan Kovler is a seasoned corporate governance and capital markets expert (DF King), and Mr. Gebhard Rainer has led global service and finance organizations (Hyatt, Coach).

Although ISS recommended voting for one of our director nominees and withhold for two of our nominees, we believe only a vote for all three of the SilverArrow nominees on the GREEN proxy card will provide stockholders the necessary strength to move Rofin’s long-tenured board towards long overdue change. We first proposed adding a single board member in May 2015. After entering into a dialogue with the Board to try to effect change without a proxy contest, we came to believe that adding a single director would not have the immediate impact necessary to effect change at Rofin. We believe this is underlined by the constant underperformance of the company and its management during the long tenure of the Rofin board. We believe only a vote for all three SilverArrow nominees on the GREEN proxy card will ensure near-term change at Rofin.

Both ISS and Glass Lewis advise stockholders to DO NOT vote on Rofin’s White proxy card. For the benefit of stockholders, we have provided the following summary of ISS and Glass Lewis recommendations with respect to the White proxy card:

1.	Election of Directors

a.	Carl F. Baasel - DO NOT VOTE

b.	Daniel J. Smoke - DO NOT VOTE

c.	Gary K. Willis - DO NOT VOTE

2.	Advisory Vote Regarding Declassification of the Board - DO NOT VOTE

3.	Advisory Vote Regarding Elimination of Supermajority Requirement - DO NOT VOTE

4.	Ratification of Auditor - DO NOT VOTE

5.	Advisory Vote on Executive Compensation - DO NOT VOTE

6.	Transactions of Other Business - DO NOT VOTE

We have added these summary recommendations of both ISS and Glass Lewis with respect to the White proxy card to make clear to stockholders the recommendations of these independent proxy advisory services. We believe that Rofin’s entrenched Board again has, and probably will again, mislead its stockholders by publishing a press release disguising the fact that ISS and Glass Lewis have given their clear preference to the GREEN proxy card. In the recent ISS report it has been highlighted that SilverArrow has presented “a compelling case” to warrant change. We believe the entrenched Board should take all necessary measures to replace the three long tenured directors whose terms will expire at the 2016 Annual Meeting, and rethink their strategy on spending large amounts of corporate funds to fight an expensive battle against its stockholders, which seems to be lost. We believe the campaign run by the Board shows the unwillingness of the acting personal to foster change. We believe this unwillingness is fueled by flocks of consultants with what we believe to be value destructive advice that is only focused on short-term financial gain.

We have a plan to fix Rofin. SilverArrow, along with ISS and Glass Lewis, recommend that shareholders vote on the GREEN proxy card. If you have not received a GREEN proxy card, please contact our proxy solicitor, D.F. King & Co., Inc., toll free at (800) 967-7635 or directly at (212) 269-5550. For additional information, please visit: www.fixrofin.com or email fixrofin@dfking.com

Additional Information and Where to Find It

SilverArrow Capital Advisors LLP (“SilverArrow Advisors”), collectively with Thomas Limberger, Jordan Kovler, Gebhard Rainer, Robert Schimanko and the other individuals and entities referred to in Amendment No. 1 to the Schedule 13D relating to these potential participants, which was filed with the Securities and Exchange Commission on October 8, 2015, are participants in the solicitation of proxies from shareholders in connection with the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Rofin-Sinar Technologies, Inc. (the “Company”). SilverArrow Advisors has filed a definitive proxy statement (the “2016 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting.

Information relating to participants, including their direct or indirect interests, by security holdings or otherwise, is contained in the 2016 Proxy Statement.

SilverArrow Advisors intends to mail its definitive 2016 Proxy Statement and a proxy card pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by SilverArrow Advisors with respect to the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov) or by writing to SilverArrow Capital Advisors LLP, 3 More London Riverside, 1st Floor, London SE1 2RE, United Kingdom.

Cautionary Statement Regarding Forward-Looking Statements

This letter, and our proxy statement and other communications, contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “future,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “strategy,” “likely,” “may,” “should” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future plans, expectations of Rofin’s long-term financial prospects, margin and cash flow expansion, and SilverArrow’s strategy for growth, product portfolio development, market position, financial results and reserves.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward- looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Rofin’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause Rofin’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: downturns in the machine tool, automotive, semiconductor, electronics, photovoltaic, and medical device industries which may have, in the future, a material adverse effect on Rofin’s sales and profitability; the ability of Rofin’s OEM customers to incorporate its laser products into their systems; the impact of exchange rate fluctuations, which may be significant because a substantial portion of Rofin’s operations are located in non-US countries; the level of competition and Rofin’s ability to compete in the markets for its products; Rofin’s ability to develop new and enhanced products to meet market demand or to adequately utilize existing technology; third party infringement of Rofin’s proprietary technology or third party claims against Rofin for the infringement or misappropriation of proprietary rights; the scope of patent protection that Rofin is able to obtain or maintain; competing technologies that are similar to or that serve the same uses as Rofin’s technology; Rofin’s ability to efficiently manage the risks associated with its international operations; risks associated with recent changes in Rofin’s senior management personnel; any adverse impact to Rofin resulting from the announcement or implementation of SilverArrow’s Operational Excellence Program; the worldwide economic environment, including specifically but not limited to in Asia; and such other factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of Rofin’s Annual Report on Form 10-K, as amended, for the year ended September 30, 2015. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.